Exhibit 10.30
  Second Amendment to Omega Amended and Restated Employee Stock Ownership Plan


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                                     SECOND
                                  AMENDMENT TO
                           OMEGA FINANCIAL CORPORATION
               AMENDED AND RESTATED EMPLOYEE STOCK OWNERSHIP PLAN

         Pursuant to Article XI of the Omega Financial Corporation Amended and Restated Employee Stock Ownership Plan effective January 1, 1989, said Plan is amended, effective January 1, 1996, as follows:

         FIRST: Article I of the Plan is deleted and restated in its entirety as attached hereto.

         SECOND: The above-named Plan is ratified and approved in all other respects.

         INTENDING TO BE LEGALLY BOUND, the Employer has executed this amendment on December 17, 1996.

ATTEST:                                              OMEGA FINANCIAL CORPORATION

David N. Thiel                                       By: David B. Lee
-----------------------                              ------------------------
Secretary                                            Chairman and CEO


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                             ARTICLE I - DEFINITIONS


         As used in this Plan and the Trust Agreement adopted in connection therewith, the following words and phrases shall have the meanings set forth in this Article I, unless the context clearly indicates otherwise. Whenever appropriate, words used in the singular shall include the plural, words used in the plural shall include the singular, and the masculine shall include the feminine.

         1.01 Acquisition Loan shall mean a loan or other extension of credit which is used by the Trust to finance the purchase of Employer Stock.

         1.02 Beneficiary shall mean any person or persons other than the Participant, entitled to receive benefits under this Plan by designation, under law, or in accordance with the provisions of this Plan.

         1.03 Code shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

         1.04 Compensation shall mean a Participant's basic salary or hourly wage, plus overtime, bonuses and commissions, but excluding amounts realized from the exercise of a stock option or disposition of stock acquired upon exercise of a stock option, which is received from the Employer during the Plan Year and which is determined before reduction for any contribution to a qualified cash or deferred arrangement under Code Section 401(K) or a cafeteria plan under Code Section 125; provided, however, that for any Self-Employed Individual Compensation shall mean his Earned Income.

         For Plan Years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (a determination period) beginning in such calendar year.

         If a determination period consists of fewer than 12 months, the OBRA `93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA `93 annual compensation limit in effect for that prior determination period.

         For Plan Years beginning on or after January 1, 1994, any reference in this plan to the limitation under Code Section 401(a)(17) shall mean the OBRA `93 annual compensation limit as set forth in this definition.

         1.05 Date of Participation shall mean the date on which an Employee becomes a Participant in the Plan in accordance with the provisions of Section 2.01.

         1.06 Earned Income shall mean net earnings from self-employment in the trade or business with respect to which the Employer has established the Plan, provided that personal services of the individual are a material income-producing factor. Such net earnings shall be determined without regard to items not included in gross income and deductions allocable to those items, after reduction for the Employer's deductible contribution made on behalf of such individual for such year, and with regard to the deduction allowed to the Employer by Code Section 164(f) for taxable years beginning after December 31, 1989. In addition, any distribution from an S Corporation, as defined in Code
Section 1361, which is treated as income from self-employment shall be counted as Compensation under the Plan.


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         1.07 Employee shall mean any person who is employed by the Employer or any other employer required to be aggregated with the Employer under Code
Section 414(b), (m) or (o), any Self-Employed Individual, any Owner-Employee and any Leased Employee, as defined in Section 1.14. Notwithstanding the foregoing, if the Leased Employees of the Employer do not constitute more than twenty percent (20%) of the Employer's Non-Highly Compensated Employees the term "Employee" shall not include those Leased Employees covered by a money purchase pension plan which provides for a non-integrated employer contribution rate of at least 10% of compensation {as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Section 125, 402(a)(8), 402(h) or 403(b)}, immediate participation and immediate vesting.

         1.08 Employer shall mean the employer named in the Introduction to this Plan, any other employer adopting this Plan by resolution or other appropriate action, and any successor or predecessor of such employer. In the event the Employer is a member of commonly controlled group of business organizations, within the definitions of Code Section 414(b) or 414(c), or an affiliated service group, as defined in Code Section 414(m), or is otherwise subject to aggregation under Code Section 414(n) or 414(o), the term "Employer" shall also mean the other members of


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                           OMEGA FINANCIAL CORPORATION
                        AGREEMENT AND CONSENT IN WRITING
                                       BY
                               BOARD OF DIRECTORS


         We, the undersigned, being all of the Directors of this Corporation, in lieu of and to the same effect as a special meeting of such Directors, do hereby severally and collectively consent and agree as follows:

         The following are hereby unanimously adopted or ratified as actions of the Board of Directors of this Corporation:

                  RESOLVED, that the Second Amendment to the Omega Financial Corporation Amended and Restated employee Stock Ownership Plan submitted to the Directors by counsel for the Corporation, be, and the same hereby is, authorized and approved substantially in the form in which it was presented to the Directors; and

                  RESOLVED FURTHER, that the proper officers of the Corporation be, and the same hereby are, authorized and directed to execute the same on the Corporation's behalf.

         We do further direct that this Agreement and Consent in Writing be duly filed with this Corporation's Secretary and entered in the minute book of this Corporation.


Robert N. Oliver
James W. Powers, Sr.
Merle K. Evey
George R. Lovette
Robert Szeyller
D. Stephen Martz
David B. Lee
Ray Agostinelli
David K. Goodman
Stanton R. Sheetz
Philip E. Gingerich


Date: December 17, 1996

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